                                                                    EXHIBIT 23.1

PWC Consent Regarding the Trust
-------------------------------

                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in this Prospectus Supplement filed pursuant to Rule 424, which supplements the Registration Statement on Form S-3 (File No. 333-84155), of our report dated October 13, 1999, relating to the balance sheet of AmeriCredit Automobile Receivables Trust 1999-D, which appears in such Prospectus Supplement. We also consent to the reference to us under the heading "Experts" in such Prospectus Supplement.

                                             /s/  PricewaterhouseCoopers LLP


Fort Worth, Texas
October 28, 1999